UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________________________
Date of Report (Date of earliest event reported): January 13, 2010

ENB Financial Corp
______________________________
(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Main Street, Ephrata, Pennsylvania	17522
(Address of principal executive offices)	(Zip Code)

           (717) 733-4181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Current Report on Form 8-K

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Changes in Fiscal Year.

On January 13, 2010, the Board of Directors of ENB Financial Corp (the “Corporation”) amended or added Article 9, Sections 9.2 and 9.3 of the Corporation’s bylaws to require that its directors be divided into three classes with the members of each class serving three-year terms to expire in successive years.  Previously, the Board of Directors was comprised of a single class of directors with each member serving a one-year term.

The Board of Directors amended Article 9, Section 9.7 of the bylaws with respect to the mandatory retirement age of a director to better correspond with the new classified board structure. Under the amendment, no person may be nominated for director if he or she will have reached the age of 70 on or before the day of the meeting called to elect such person as a director of the Corporation. A director who reaches the age of 70 while serving on the Board of Directors may continue to serve as a director until his or her current term expires but will be ineligible to be nominated as a candidate for the election of director after his or her term is complete. Previously, the bylaws required that directors immediately resign upon reaching the age of 70.

The Board of Directors also amended Article 10, Section 10.1 to better correspond with the new classified board structure by specifying that persons appointed to fill a vacant board seat will serve until the expiration of the class of directors to which he or she was appointed.

For further information, please refer to the copy of the amended and restated Bylaws filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements and Exhibits

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of ENB Financial Corp as of January 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: January 15, 2010	By:	/s/ Aaron L. Groff, Jr.
Aaron L. Groff, Jr., Chairman of the Board,
President and CEO

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Bylaws of ENB Financial Corp as of January 13, 2010

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